UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 30, 2015
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

             (b)           On December 30, 2015, Anworth Mortgage Asset Corporation (the “Company”) announced that Mr. Thad M. Brown, the Company’s Chief Financial Officer, Treasurer and Secretary, will retire from the Company effective December 31, 2015.

             (c)           The Company also announced that Mr. Charles J. Siegel has been appointed by the board of directors of the Company as the Company’s new Chief Financial Officer, Treasurer and Secretary effective January 1, 2016.  Mr. Siegel joined the Company in October 2004 and has served as Senior Vice President-Finance since January 2005 and also as Assistant Secretary since May 2005. Prior to joining the Company, Mr. Siegel served as Chief Financial Officer with various mortgage originators for over 30 years. Mr. Siegel began his career with KPMG. Mr. Siegel graduated with a Bachelor of Science degree from Syracuse University, is a Certified Public Accountant and a licensed real estate broker.

Mr. Siegel will continue to be eligible to participate in the Company’s standard employee benefits plans.  There are no transactions in which Mr. Siegel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the retirement of Mr. Brown, and the appointment of Mr. Siegel, as the Company’s Chief Financial Officer, Treasurer and Secretary is filed as Exhibit 99.1 to this Current Report on Form 8-K.

As discussed therein, the press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Press Release as well as in the Company’s other documents filed with the United States Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press Release dated December 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	December 30, 2015	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press Release dated December 30, 2015